UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

LEATT CORPORATION
(Name of Registrant as Specified in Its Charter)

________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required
[_]	Fee paid previously with preliminary materials.
[_]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

12 Kiepersol Drive, Atlas Gardens,
Contermanskloof Road, Durbanville
Western Cape, South Africa, 7441

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2024

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Leatt Corporation, a Nevada corporation (the "Company"), will be held on Friday, June 21, 2024, at 10:00 a.m. ET, at 3001 Washington Blvd, Suite 400, Arlington, VA 22201, for the following purposes:

1.

To elect the three individuals listed in the accompanying Proxy Statement to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the selection by the Audit Committee of Fitzgerald as the Company's independent registered public accounting firm for the year ending December 31, 2024; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

If you owned our common stock at the close of business on May 3, 2024, you may attend and vote at the Meeting.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. Our 2023 annual report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

Your vote is important. Whether or not you plan to attend the Meeting, I hope that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.

Sincerely,

/s/ Sean Macdonald
Sean Macdonald
Chief Executive Officer

May 7, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 21, 2024
This Notice and Proxy Statement and our 2023 annual report are available online at https://www.iproxydirect.com/leat.

In accordance with the Securities and Exchange Commission ("SEC") rules and regulations, we have elected to provide access to our proxy materials over the Internet. Accordingly, the Company will mail, on or about May 7, 2024, a Notice of Internet Availability of Proxy Materials to its stockholders of record and beneficial owners. The Notice of Internet Availability of Proxy Materials will identify the website where the proxy materials will be made available; the date, time, and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors' recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the Proxy Statement, our Annual Report to stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to obtain directions to attend the meeting and vote in person. These proxy materials will be available free of charge.

12 Kiepersol Drive, Atlas Gardens,
Contermanskloof Road, Durbanville
Western Cape, South Africa, 7441

PROXY STATEMENT

 The Board of Directors (the "Board") of Leatt Corporation, a Nevada corporation (the "Company," "we," "us" or "our") is furnishing this proxy statement (the "Proxy Statement") and the accompanying proxy to you to solicit your proxy for the 2023 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held on Friday, June 21, 2024, at 10:00 a.m., ET, at 3001 Washington Blvd, Suite 400, Arlington, VA 22201.

It is anticipated that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about May 7, 2024.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is this proxy statement?

You have received this Proxy Statement and our 2023 annual report (the "Annual Report") because our Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission ("SEC") and that is designed to assist you in voting your shares.

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will act upon the matters described in this Proxy Statement. These actions include the election of directors; and ratification of the appointment of the independent registered public accounting firm (which we sometimes refer to as the "independent auditors"). An additional purpose of the Annual Meeting is to transact any other business that may properly come before the Annual Meeting and any and all adjournments or postponements of the Annual Meeting.

Who can attend the Annual Meeting?

All stockholders of record at the close of business on May 3, 2024 (the "Record Date"), or their duly appointed proxies, may attend the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

Stockholders will vote on two proposals at the Annual Meeting:

  the election of directors; and
  the ratification of the appointment of Fitzgerald as the Company's independent auditors for the year ending December 31, 2024.

What are the Board's recommendations?

Our Board recommends that you vote:

  FOR election of the three individuals listed in this proxy statement to the Board of  Directors; and
  FOR ratification of the appointment of Fitzgerald as the Company's independent auditors for the year ending December 31, 2024.

Will there be any other business on the agenda?

The Board knows of no other matters that are likely to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Annual Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Who is entitled to vote?

Only stockholders of record at the close of business on May 3, 2024, which we refer to as the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 6,215,440 shares of our common stock outstanding and 120,000 shares of our preferred stock issued and outstanding. Holders of common stock as of the Record Date are entitled to one vote for each share of common stock held for each of the proposals. Holders of our preferred stock as of the Record date are entitled to 100 votes for each share of preferred stock held for each of the proposals. No other class of voting securities is outstanding on the date of mailing of this Proxy Statement.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Issuer Direct Corporation, you are considered, with respect to those shares, the "stockholder of record." This proxy and our Annual Report have been sent directly to you by us.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. This proxy and the Annual Report have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included in with your proxy materials.

How do I vote my shares?

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by using the Internet or telephone or by mail, if you received a printed set of the proxy materials.

By Internet - If you have Internet access, you may submit your proxy via the Internet by following the instructions provided in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement (the "Notice"), or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

By Telephone or Mail - If you received printed proxy materials, you may submit your proxy by telephone by following the instructions provided on your proxy card or voting instruction card. If you received a Notice, you may submit your proxy by telephone after accessing the proxy materials via the Internet. You may also submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the envelope provided. If you provide specific voting instructions, your shares will be voted as you have instructed. Voting by telephone is not available to persons outside of the United States.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (EDT) on June 20, 2024.

If you vote by proxy, the individuals named on the proxy card (your "proxies") will vote your shares in the manner you indicate. You may specify how your shares should be voted for each of the proposals. If you grant a proxy without indicating your instructions, your shares will be voted as follows:

  FOR election of the three individuals listed in this proxy statement to the Board of  Directors; and
  FOR ratification of the appointment of Fitzgerald as the Company's independent auditors for the year ending December 31, 2024.

Each share of our common stock is entitled to one vote and each share of our preferred stock is entitled to 100 votes per share voting with the common stock.

What constitutes a quorum?

A quorum is the presence, in person or by proxy, of the holders of a majority of the shares of the common stock entitled to vote. Under Nevada law, an abstaining vote and a broker "non-vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

What is a broker "non-vote" and what is its effect on voting?

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a "broker non-vote."

Proposal 2 (ratification of auditors) involves a matter that we believe will be considered routine. All other proposals involve matters that we believe will be considered non-routine. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided on your proxy card.

What is required to approve each item?

  For Proposal No. 1 (election of directors), each director must be elected by a majority of votes cast with respect to such director (i.e., the number of shares voted "for" a director nominee must exceed the number of votes "withheld" from that nominee). Abstentions and broker non-votes are not counted for purposes of the election of directors.
  For Proposal No. 2 (ratification of independent auditors), the affirmative vote of the holders of a majority of the stockholders' shares present in person or represented by proxy at the Annual Meeting and entitled to vote, is required.
  For any other matters on which stockholders are entitled to vote, the affirmative vote of the holders of a majority of the stockholders' shares present in person or represented by proxy at the Annual Meeting and entitled to vote, is required.

For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If stockholders hold their shares through a broker, bank or other nominee and do not instruct them how to vote, the broker may have authority to vote the shares for routine matters.

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

Our bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted "for" a director nominee must exceed the number of votes "withheld" from that nominee in order for that nominee to be elected. Only votes "for" or "withheld" are counted as votes cast with respect to a director. Abstentions and broker non-votes will have no effect.

How will shares of common stock represented by properly executed proxies be voted?

All shares of common stock represented by proper proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If you do not provide voting instructions, your shares will be voted in accordance with the Board's recommendations as set forth herein. In addition, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Annual Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Can I change my vote or revoke my proxy?

Any stockholder executing a proxy has the power to revoke such proxy at any time prior to your shares being voted. You may revoke your proxy prior to your shares being voted by calling 1-866-752-VOTE (8683), or by accessing the Internet website https://www.iproxydirect.com/leat, or in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Corporate Secretary at Leatt Corporation, Suite 109, Private Bag X3, Bloubergrant, 7443, Western Cape, South Africa, or by attending and voting in person at the Annual Meeting. Unless revoked, the shares represented by timely received proxies will be voted in accordance with the directions given therein. Your most current proxy card or telephone or Internet proxy is the one that is counted.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the previously convened Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Annual Meeting.

How are proxies solicited?

In addition to the mail solicitation of proxies, our officers, directors, employees, and agents may solicit proxies by written communication, telephone or personal call. These persons will receive no special compensation for any solicitation activities. We will reimburse banks, brokers and other persons holding common stock for their expenses in forwarding proxy solicitation materials to beneficial owners of our common stock.

Who paid for this proxy solicitation?

The cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to stockholders in connection with the solicitation of proxies is borne by us.

What is "householding?"

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as "householding," permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders of record who do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies.

Any stockholders who wish to opt out of, or wish to begin, householding may contact our Corporate Secretary through one of the following methods:

•	by sending a written request by mail to:

Leatt Corporation
Suite 109, Private Bag X3, Bloubergrant, 7443, Western Cape, South Africa
Attention: Corporate Secretary

•	by calling our Corporate Secretary, at +(27) 21-557-7257.

How do I learn the results of the voting at the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the date of the Annual Meeting, provided that the final results are available at such time. In the event the final results are not available within such time period, the preliminary voting results will be published in our current report on Form 8-K to be filed within such time period, and the final results will be published in an amended current report on Form 8-K/A to be filed within four business days after the final results are available.

Can I receive future stockholder communications electronically through the Internet?

Yes. You may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet. To consent to electronic delivery, vote your shares using the Internet. At the end of the Internet voting procedure, the on-screen Internet voting instructions will tell you how to request future stockholder communications be sent to you electronically.

Once you consent to electronic delivery, you must vote your shares using the Internet and your consent will remain in effect until withdrawn. You may withdraw this consent at any time during the voting process and resume receiving stockholder communications in print form.

Whom may I contact for further assistance?

If you have any questions about giving your proxy or require any assistance, please contact our Corporate Secretary:

•	by mail to:

Leatt Corporation
Suite 109, Private Bag X3, Bloubergrant, 7443, Western Cape, South Africa
Attention: Corporate Secretary

•	by telephone at +(27) 21-557-7257.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth the name and position of each of our current executive officers, directors and significant employees and their ages and titles as of March 4, 2024.

Name	Age	Title
Dr. Christopher James Leatt	55	Founder, Chairman and Research & Development Consultant
Sean Macdonald	46	CEO, CFO, President and Director
Jeffrey Joseph Guzy	72	Director

DR. CHRIS LEATT: Dr. Leatt, aged 55, has served as the Company's Chairman since 2005 and as the Company's Research and Development consultant since July 2015. He studied medicine at the University of Cape Town and interned in the United Kingdom. He worked briefly as a General Practitioner and in General Surgery and Orthopaedics before taking up a Registrar's position in Neurosurgery at the Tygerberg Academic Hospital. He resigned from his post in Neurosurgery in order to develop and study the benefits and viability of a neck protection system (the Leatt-Brace®) for helmet clad sport and recreational users in an attempt to reduce devastating neck injuries. Dr. Leatt is a fixed wing PPL pilot, Commercial helicopter pilot and Grade II instructor. He has been an active participant in competitive cross-country motorcycle endurance races, as well as Super Sport and Battle of the Twins (BOTTS) track racing events. He won the Western Province BOTTS championship in 2011.

SEAN MACDONALD: Mr. Macdonald, CA (SA), aged 46, has served as the Company's Chief Executive Officer and President since November 2010, as its Chief Financial Officer since August 2009, and as a Director since May 2010. Prior to joining the Company, Mr. Macdonald served from August 2004 to December 2009, as the Chief Financial Officer of Cyclelab, the largest bicycle retailer in South Africa, where he was responsible for operational, financial and strategic leadership of the business including the implementation of a franchise model in order to grow the business. Mr. Macdonald holds a Bachelor of Commerce Degree in Finance and Information Systems from the University of Cape Town, as well as a Post-Graduate Diploma in Accounting, which included 3 years of articles at KPMG Cape Town. Mr. Macdonald is also a South Africa registered Chartered Accountant.

JEFFREY GUZY: Mr. Guzy, aged 72, has served as a director since April 2007 and serves as a business development consultant and entrepreneur in Arlington, Virginia. Mr. Guzy is currently working as Chairman and CEO of CoJax Oil and Gas Corporation (OTC.CJAX). Prior to that, Mr. Guzy served, from October 2007 to August 2010 as our President. Mr. Guzy has a MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania; a M.S. in Systems Engineering from the University of Pennsylvania; a B.S. in Electrical Engineering from Penn State University; and a Certificate in Theology from Georgetown University. Mr. Guzy has served as an executive manager with IBM Corp., Sprint International, Bell Atlantic Video Services, Loral CyberStar and FaciliCom International. Mr. Guzy has also started his own telecommunications company providing Internet services in Western Africa. He continues to work with emerging private companies and middle-market public companies. He serves as an independent director and chairman of the audit committee of public companies, Capstone Industries (OTC.CAPC) and Purebase Corporation (OTC.PUBC), and as an independent director and chairman of the audit committee and the corporate governance committee of Blue Star Foods Corporation (NASDAQ.BSFC) a public company.

There are no agreements or understandings for any of our executive officers, directors or significant employees to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Qualifications, Attributes, Skills and Experience Represented on the Board

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the board as a whole, in light of our current needs and business priorities. The Board believes that each director is a recognized person of high integrity with a proven record of success in his or her field. Each director demonstrates innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to the business and operations of the Company. In addition to the foregoing qualifications, the Board has assessed the intangible qualities including the director's ability to ask difficult questions and, simultaneously, to work collegially. The Board also considers diversity of age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Set forth below is a tabular disclosure summarizing some of the specific qualifications, attributes, skills and experiences of our directors.

Name	Title	Qualifications
Dr. Christopher James Leatt	Founder, Chairman and Head of Research & Development	•	Dr. Leatt holds a Bachelor of Medicine and Bachelor of Surgery Degree and is the inventor of the Leatt Brace® and the Founder of the Company.
		•	He supports the Company's research and development department and has an intimate knowledge of the Company's innovative products.
		•	He contributes invaluable long-term knowledge of the Company's business and operations and extensive experience in the industry.
Sean Macdonald	CEO, CFO, President and Director	•	Mr. Macdonald is a registered Chartered Accountant and holds a Bachelor of Commerce Degree in Finance and Information Systems and a Post-Graduate Diploma in Accounting.
		•	His invaluable experience in finance and accounting provides insight for the implementation of effective operational, financial and strategic leadership of the Company.
Jeffrey Joseph Guzy	Director	•	Through his MBA in Strategic Planning & Management and his knowledge of U.S. capital markets, Mr. Guzy provides invaluable guidance and perspective to the Board.
		•	He has also served as the Company's President and has invaluable long-term knowledge of the Company's business and operations.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

  been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

  been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in "Certain Relationships and Related Transactions, and Director Independence - Transactions with Related Persons," none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Significant Employees

Name	Age	Position
Erik Olsson	56	International General Manager and Head of International Distribution
Todd Repsher	53	U.S. General Manager

ERIK OLSSON: Mr. Olsson, aged 56, has served as our International General Manager and Head of International Distribution since January 2012. Prior to that, Mr. Olsson served from January 2010 to December 2011, as European General Manager and later as General Manager of Asia, Europe, the Middle-East and the Central Pacific (Oceania). Mr. Olsson has over 20 years' experience as a sales and product manager for various companies in the power sports industry. Prior to joining us he served from January 2003 to December 2009 as Area Manager for Jofrab Ab, a Swedish distributor of motorcycles and recreational vehicles.

TODD REPSHER: Mr. Repsher, aged 53, has served as our U.S. General Manager since 2016 and served as our US National Sales Manager since March 2014. Mr. Repsher is an award-winning sales executive with over 20 years' experience in the marketing and sales of sports orientated companies in North America. Prior to joining us he was the National Sales Manager for Switzerland-based Scott Sports, Inc. from 2011 to 2013, where he managed the sale and distribution of all North American motorsports (off-road, on-road, snowmobile) apparel and accessories for Scott Sports. Prior to that, Mr. Repsher served, from 2002 to 2011, as the Outside Sales Territory Manager for California-based Fox Racing, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our executive officers, directors and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC statements of ownership and changes in ownership. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Except as set forth below and in our previous reports filed with the SEC, we believe that all of our executive officers, directors and beneficial owners of more than 10% of a registered class of our equity securities have complied with the applicable filing requirements.

In making these statements, we have relied upon examination of the copies of all Section 16(a) forms provided to us and the written representations of our executive officers, directors and beneficial owners of more than 10% of a registered class of our equity securities.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

The Board and Committees of the Board

We are governed by a Board that currently consists of three members as identified above. Our board of directors currently has two standing committees: the Audit Committee and Compensation Committee, which, pursuant to delegated authority, perform various duties on behalf of and report to the Board. From time to time, the Board may establish other committees.

Audit Committee

Our Audit Committee is currently composed of two members: Mr. Jeffrey Guzy and Mr. Macdonald. Mr. Guzy serves as Chair of the Audit Committee and our Board determined that he is an "independent" director within the meaning of the NASDAQ Marketplace Rules.

Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. It is responsible for, among other things:

• selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

• reviewing with our independent auditors any audit problems or difficulties and management's response;

• reviewing and approving all proposed related-party transactions;

• discussing the annual audited financial statements with management and our independent auditors;

• reviewing the adequacy and effectiveness of our internal control over financial reporting;

• annually reviewing and reassessing the adequacy of our audit committee charter;

• such other matters that are specifically delegated to our Audit Committee by our Board from time to time;

• meeting separately and periodically with management and our internal and independent auditors; and

• reporting regularly to the full Board.

Our Board has determined that Mr. Guzy is the "audit committee financial expert" as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC and also meets NASDAQ's financial sophistication requirements.

Compensation Committee

Our Compensation Committee is currently composed of two members: Mr. Jeffrey Guzy and Mr. Sean Macdonald. Only Mr. Guzy, who serves as Chair of the Compensation Committee, is "independent" within the meaning of the NASDAQ Marketplace Rules.

Our Compensation Committee assists the Board in reviewing and approving the compensation structure of executive officers, including all forms of compensation to be provided to our executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.

The Compensation Committee is responsible for, among other things:

• approving and overseeing the compensation package for our executive officers;

• reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and setting the compensation level of our chief executive officer based on this evaluation; and

• reviewing periodically and making recommendations to the Board regarding any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Governance Structure

The Board believes that the interests of all stockholders are best served at the present time through a leadership model with a separate Board Chair and CEO. However, the Board retains authority to combine the positions of Board Chair and CEO at any time. The current CEO and Board Chair possess an in-depth knowledge of the Company, its integrated operations, and the array of challenges to be faced, gained through years of combined experience in the industry. The Board believes that these experiences and other insights put them in the best position to provide broad leadership for the Company and the Board, respectively, as they consider strategy and exercise fiduciary responsibilities to stockholders, as the case may be.

The Board's Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company's business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors' oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company's business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has internal processes and an internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit

Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

• The Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and the Company's ethics programs, including the Code of Ethics. The Audit Committee members meet separately with representatives of the independent auditing firm; and

• The Compensation Committee evaluates the risks and rewards associated with the Company's compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

Independent Directors

Our Board has determined that Mr. Jeffrey Guzy qualifies as an "independent director" of the Board within the meaning of applicable NASDAQ Marketplace Rules and Section 301 of the Sarbanes-Oxley Act of 2002. Mr. Guzy serves as Chairman of each of the Audit Committee and Compensation Committee of the Board.

Board, Committee and Annual Meeting Attendance

During 2023, the Board held four meetings and acted by written consent three times. During the period our Audit Committee and Compensation Committee acted by written consent five times after consultations. Each director attended at least 75% of all Board and applicable committee meetings.

Our directors are expected to attend Board meetings as frequently as necessary to properly discharge their responsibilities and to spend the time needed to prepare for each such meeting. We encourage our directors to attend annual shareholder meetings, but we do not have a formal policy requiring them to do so.

Code of Ethics

On April 30, 2012, our Board adopted a code of ethics, which applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC, and in other public communications that we made; compliance with applicable government laws, rules and regulations; the prompt internal reporting of violations of the code to the appropriate person or persons; and accountability for adherence to the code. We believe that our reputation is a valuable asset and must continually be guarded by all associated with us so as to cam the trust, confidence and respect of our suppliers, customers and stockholders.

Printed copies of our code of ethics may be obtained, without charge, by contacting the Corporate Secretary, Leatt Corporation, 12 Kiepersol Drive, Atlas Gardens, Contermanskloof Road, Durbanville, Western Cape, South Africa, 7441. During the year ended December 31, 2023, there were no waivers of our code of ethics.

Stockholder Communication with the Board

Stockholders and other interested parties may communicate with the Board, including non-management directors, by sending a letter to our board of directors, c/o Corporate Secretary, Leatt Corporation, Suite 109, Private Bag X3, Bloubergrant, 7443, Western Cape, South Africa for submission to the Board or committee or to any specific director to whom the correspondence is directed. Stockholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder of the Company. All communications received as set forth above will be opened by the Corporate Secretary or his designee for the sole purpose of determining whether the contents contain a message to one or more of our directors. Any contents that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, using reasonable judgment, inappropriate for the Board will be forwarded promptly to the chairman of the Board, the appropriate committee or the specific director, as applicable.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of two Directors, including one non-employee Director, who has been determined by the Board to be "independent" under the meaning of Rule 10A-3(b)(1) under the Exchange Act. The Board has determined, based upon an interview of Mr. Jeffrey Guzy and a review of Mr. Guzy's responses to a questionnaire designed to elicit information regarding his experience in accounting and financial matters, that Mr. Guzy shall be designated as an "Audit Committee financial expert" within the meaning of Item 401(e) of SEC Regulation S-K, as Mr. Guzy has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in his financial sophistication.

The Audit Committee assists the Board's oversight of the integrity of the Company's financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financing reporting practices, recommending the selection of the Company's registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company's periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

Following the end of the year ended December 31, 2023, the Audit Committee (1) reviewed and discussed the audited financial statements for the year ended December 31, 2023 with Company management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61 as amended, (AICPA, Professional Standards, Vol.1 AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) and (3) received the written disclosures and the letter from the independent public accounting firms required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

/s/ Jeffrey Guzy

Mr. Jeffrey Guzy, Chair

Mr. Sean Macdonald

EXECUTIVE COMPENSATION

Summary Compensation Table Update

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the following persons for services rendered in all capacities during the indicated periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dr. Christopher James Leatt, Chairman and Head of Research and Development(2)	2021	71,730	--	164,666	11,446	--	--	506,796	754,638
	2022	70,179	--	239,432	17,166	--	--	519,468	846,245
	2023	61,743	--	21,105	--	--	--	538,001	620,849
Sean Macdonald, President, CEO, CFO and Director	2021	309,393	150,000	242,206	17,166	--	--	--	718,765
	2022	350,699	140,000	352,156	25,749	--	--	--	868,604
	2023	342,262	62,500	26,968	--	--	--	--	431,730
Todd Repsher U.S. National sales manager	2021	213,600	40,000	82,084	6,602	--	--	1,712	343,998
	2022	230,700	28,500	58,036	9,904	--	--	1,985	329,125
	2023	246,000	10,500	--	--	--	--	1,550	258,050

_________________

1. The option awards reflect a 1-for-25 reverse split effected by the Company on September 20, 2012.

2. Also reflects compensation to Dr. Leatt in his capacity as our Research and Development consultant as discussed under the Summary of Employment Agreements heading below. Compensation received by Dr. Leatt in his role as Chairman of the Company's board of directors is separately reflected under the Compensation heading below.

3. The stock awards reflect stock awards from previous issuances that vested during the period as well as stock awards that were issued during the period.

Summary of Employment Agreements

We have entered into an employment agreement, effective as of January 1, 2014, with Sean Macdonald our President, CEO and CFO, pursuant to which, as amended, we were obligated to pay him a base salary of R3,849,000 (approximately $226,764) and $101,400 per annum. Mr. Macdonald further received a travel allowance of R114,010 (approximately, $6,717), medical and life insurance benefits, participation in the Company's new provident fund, the right to participate in the Company's executive wellness program and he is entitled to an annual performance-based bonus at the sole discretion of the Company's Board of Directors. Effective January 1, 2024, the Company and Mr. Macdonald agreed to amend the employment agreement to increase his base salary to ZAR4,099,185 (approximately $224,222) and $107,991 per annum, subject to guaranteed minimum exchange rate, and to increase his travel allowance to ZAR121,420 (approximately, $6,642). Mr. Macdonald may not sell any stock issued to him by the Company without prior written consent of the Board of Directors. Mr. Macdonald is also subject to the customary confidentiality covenants and South African Labor Laws which entitle Mr. Macdonald to one week's severance pay for each year of service to the Company. The agreement may be terminated by either party with six months' written notice; provided that Mr. Macdonald will be obligated to assist in the appointment and orientation of his successor during such six-month period. Mr. Macdonald may also be terminated by the Company with no notice for gross misconduct, incapacity or for breach of the employment agreement.

We have entered into an employment agreement, effective as of March 3, 2014, with Todd Repsher, our U.S. General Manager, pursuant to which, as amended, we were obligated to pay him a base salary from $246,000 per annum. Effective January 1, 2024, his base salary increased to $254,610 per annum. Mr. Repsher also receives coverage under the Company's employment benefit plans and is subject to customary confidentiality and indemnification requirements. The agreement may be terminated at any time by the Company and upon three months' written notice by Mr. Repsher, however, in advance of any termination based on neglect of duty or breach of the employment agreement, the Company may, in its sole discretion, give Mr. Repsher 15 days' advance notice with an opportunity to cure the deficiency. The agreement is subject to California law and disputes under the agreement are subject to resolution by arbitration.

Dr. Christopher Leatt is compensated in his capacity as our Research and Development consultant, pursuant to our Consulting Agreement, dated November 8, 2021, with Innovation Services Limited, or Innovation, a Jersey limited company in which, Dr. Leatt is an indirect beneficiary. Pursuant to the terms of the agreement, Innovation has agreed to serve as the Company's exclusive research, development and marketing consultant, in exchange for a monthly fee; provided, however, that Dr. Leatt must remain an Innovation director and beneficiary of a majority of its ownership interests during the term of the agreement, and Dr. Leatt must remain the Company's primary point of contact responsible for the oversight, review and delivery of the services to be performed by Innovation under the agreement. From January 1 through June 30, 2023, the monthly fee payable by the Company to Innovation was $44,371, and commencing July 1, 2023, this monthly fee increased to $45,463. Innovation may increase its monthly fees, on an annual basis on written notice to the Company, by no greater than the lesser of: (a) five percent (5%) of the prior year's annualized fee; or (b) a percentage equal to then-applicable annual percentage increase in the Consumer Price Index (CPI) published by the United States Department of Labor's bureau of labor statistics, plus one-half percent (0.5%). The parties further agreed that all intellectual property generated in connection with the services provided under the consulting agreement will be the sole property of the Company. The term of the Consulting Agreement will continue unless terminated by either party in accordance with its terms. Either party may terminate the Consulting Agreement upon 6 months' prior written notice, except that the Company may immediately terminate it without notice if the services to be performed by Innovation cease to be performed by Dr. Leatt, if beneficial ownership in Innovation by Dr. Leatt's and his immediate family members decreases, or for any other material breach of the agreement. The parties have agreed to settle any dispute under the Consulting Agreement by submission to JAMS for final and binding arbitration pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. The Company also simultaneously entered into a side letter agreement, dated November 8, 2021, with Dr. Leatt, pursuant to which Dr. Leatt agreed, among other things: (1) not to perform services similar to the services provided under the agreement for any current or future, direct or indirect competitor of the Company or any similar company; (2) not to solicit any current or future employees of the Company for employment with Innovation or any other entity with which he may become affiliated, or to contact or solicit any current or future stockholder or investor of the Company in connection with any matter that is not directly related to the ongoing or future business operations of the Company; and (3) that he will apprise the Company of any business opportunity that he becomes aware of that could benefit the Company so that the Company, can in its sole discretion, make a determination regarding whether to pursue such opportunity in the best interest of the Company and its stockholders. Dr. Leatt further agreed to continue dedicating a majority of his time on matters related to performance of his duties as a director of the Company and to the fulfillment of his obligations to the Company's research and development efforts under the consulting agreement, and the Company will have the right to adjust the amount of the fees payable under the consulting agreement to the extent of any substantial diminution in his fulfillment of such duties and obligations. The foregoing agreements replaced prior agreements in force from June 2018 to November 2021, among the Company, Dr. Leatt and Innovate Services Limited, a Seychelles company, beneficially owned by Dr. Leatt, that wound up operations.

Grants of Plan-Based Awards

The following table sets forth information regarding equity grants to named executive officers during the fiscal year ended December 31, 2023, including prior year grants that vested during the period.

Name	Grant Date	All other stock awards: Number of shares of stock or units	All other option awards: Number of securities underlying options	Exercise or base price of option awards ($/Share)	Grant date fair value of stock and option awards ($)
Dr. Christopher Leatt	12/22/2023	51,000		$9.38	$478,380
Sean Macdonald	12/22/2023	76,000		$9.38	$712,880

On December 21, 2023, the Board approved the award of 51,000 restricted shares of the Company's common stock to Dr. Leatt, pursuant to a Restricted Stock Award Agreement, under the Company's 2011 Plan. On December 22, 2023, 2,250 Restricted Stock vested, 5,000 shall vest on December 22, 2024, 8,750 Restricted Stock shall vest on December 22, 2025, 10,000 Restricted Stock shall vest on December 22, 2026, 12,500 Restricted Stock shall vest on December 22, 2027, and lastly 12,500 Restricted Stock shall vest on December 22, 2028, provided, however, that one hundred percent (100%) of Grantee's nonvested Restricted Stock shall become fully vested upon a Change of Control (as defined in the Agreement).

On December 21, 2023, the Board approved the award of 76,000 restricted shares of the Company's common stock to Mr. Macdonald, pursuant to a Restricted Stock Award Agreement, under the Company's 2011 Plan. On December 22, 2023, 2,875 Restricted Stock vested, 7,500 shall vest on December 22, 2024, 13,125 Restricted Stock shall vest on December 22, 2025, 15,000 Restricted Stock shall vest on December 22, 2026, 18,750 Restricted Stock shall vest on December 22, 2027, and lastly 18,750 Restricted Stock shall vest on December 22, 2028, provided, however, that one hundred percent (100%) of Grantee's nonvested Restricted Stock shall become fully vested upon a Change of Control (as defined in the Agreement).

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the equity awards outstanding at December 31, 2023 for each of our named executive officers.

OPTION AWARDS
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards; number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date
Dr. Christopher Leatt	52,000	--	--	$2.60	March 28, 2026
Dr. Christopher Leatt	52,000	--	--	$1.60	August 23, 2027
Dr. Christopher Leatt	52,000	--	--	$2.30	February 24, 2029
Jeffrey Guzy	15,000	--	--	$2.30	February 24, 2029
Todd Repsher	30,000	--	--	$2.30	February 24, 2029

On March 29, 2016, the Board of Directors of the Company approved the grant to Dr. Christopher Leatt, the Company's Chairman, of a 10-year option under the Company's 2011 Plan, to purchase 52,000 shares of the Company's common stock at an exercise price of $2.60 a share, 15,600 of which immediately vested. The initial option grant to Dr. Leatt had vesting scheduled for the remaining underlying shares on December 31, 2017 (30%), March 29, 2017 (20%) and March 29, 2018 (20%), however on November 22, 2016, the Company's board of directors modified the option award to push out the vesting period in line with the Company's expected 2016 fourth quarter performance. As a result of the modification, the option will now expire on March 28, 2026 and the December 31, 2017 vesting date was eliminated. The option to purchase 15,600 of the shares vested on March 29, 2017, and the remaining options to purchase 20,800 shares vested in two equal portions on March 29, 2018 and 2019, respectively. The foregoing modification did not affect the exercise price as the fair market value of the underlying shares on the initial grant date was the same as the fair market value on the modification date. This option to purchase 52,000 shares will expire on March 28, 2026. On August 24, 2017, the Board approved a grant to Dr. Leatt of another 10-year option to purchase 52,000 shares of common stock at an exercise price of $1.60 a share under the 2011 Plan, 20,800 of which vested on December 31, 2017, 15,600 of which vested on December 31, 2018, and the remaining 15,600 of which vested on December 31, 2019. This option will expire on August 23, 2027. On February 25, 2019, the Board approved a grant to Dr. Leatt of another 10-year option to purchase 52,000 shares of common stock at an exercise price of $2.30 a share under the 2011 Plan, 15,600 (30%) of which vested on February 25, 2019, another 10,400 of which vested on February 25, 2020, another 10,400 of which vested on February 25, 2021, and the remaining 15,600 (30%) shares vested on February 25, 2022. This option to purchase 52,000 shares will expire on February 24, 2029.

On February 25, 2019, the Board approved a grant to Mr. Guzy of another 10-year option to purchase 15,000 shares of common stock at an exercise price of $2.30 a share under the 2011 Plan, 30% or 4,500 of which vested February 25, 2019. Options to purchase another 20% or 3,000 shares, vested on February 25, 2020, options to purchase another 20% or 3,000 shares, vested on February 25, 2021 and options to purchase the remaining 30% or 4,500 shares vested February 25, 2022. This option to purchase 15,000 shares will expire on February 24, 2029.

On February 25, 2019, the Board approved a grant to Mr. Repsher of a 10-year option to purchase 30,000 shares of common stock at an exercise price of $2.30 a share under the 2011 Plan, 9,000 (30%) of which vested on February 25, 2019, another 6,000 of which vested on February 25, 2020, and another 6,000 of which vested on February 25, 2021. The remaining 9,000 (30%) shares vested on February 25, 2022. This option to purchase 30,000 shares will expire on February 24, 2029.

Option Exercises and Stock Vested

Except as set forth below, no named executive officers exercised stock options, stock appreciation rights or similar instruments or had vesting stock during the fiscal year ended December 31, 2023.

On December 21, 2023, the Board approved the award of 51,000 restricted shares of the Company's common stock to Dr. Leatt, pursuant to a Restricted Stock Award Agreement, under the Company's 2011 Plan. On December 22, 2023, 2,250 Restricted Stock vested, 5,000 shall vest on December 22, 2024, 8,750 Restricted Stock shall vest on December 22, 2025, 10,000 Restricted Stock shall vest on December 22, 2026, 12,500 Restricted Stock shall vest on December 22, 2027, and lastly 12,500 Restricted Stock shall vest on December 22, 2028, provided, however, that one hundred percent (100%) of Grantee's nonvested Restricted Stock shall become fully vested upon a Change of Control (as defined in the Agreement).

On December 21, 2023, the Board approved the award of 76,000 restricted shares of the Company's common stock to Mr. Macdonald, pursuant to a Restricted Stock Award Agreement, under the Company's 2011 Plan. On December 22, 2023, 2,875 Restricted Stock vested, 7,500 shall vest on December 22, 2024, 13,125 Restricted Stock shall vest on December 22, 2025, 15,000 Restricted Stock shall vest on December 22, 2026, 18,750 Restricted Stock shall vest on December 22, 2027, and lastly 18,750 Restricted Stock shall vest on December 22, 2028, provided, however, that one hundred percent (100%) of Grantee's nonvested Restricted Stock shall become fully vested upon a Change of Control (as defined in the Agreement).

On December 21, 2023, the Board approved the award of 1,000 restricted shares of the Company's common stock to Mr. Guzy, pursuant to a Restricted Stock Award Agreement, under the Company's 2011 Plan, all of which vested on December 22, 2023.

Pension Benefits

The Company and its U.S. employees participate in a defined contribution plan under Section 401(k) of the Internal Revenue Code (IRC). None of the named executive officers received or held benefits under a defined pension benefit plan and the Company did not maintain a defined pension benefit plan during the fiscal year ended December 31, 2023.

Nonqualified Deferred Compensation

No nonqualified deferred compensation was offered or issued to any named executive officer during the fiscal year ended December 31, 2023.

Potential Payments upon Termination or Change in Control

Our named executive officers are not entitled to severance payments or other benefit upon the termination of their employment agreements or following a change in control.

Compensation of Directors

The following table sets forth the total director compensation earned by our directors during our fiscal year ended December 31, 2023:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Dr. Christopher James Leatt	61,743	21,105	-	-	82,848
Jeffrey J. Guzy	24,000	9,380	-	-	33,380
Sean Macdonald	18,000	26,968	-	-	44,968

Narrative to Director Compensation Table

During the 2023 calendar year, we paid Jeff Guzy and Sean Macdonald $2,000 and $1,500 per month, respectively, for their services as directors. Effective January 1, 2024, Jeff Guzy and Sean Macdonald's compensation increased to $2,068 and $1,599 per month, respectively for their services. In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings. We also reimburse our directors for reasonable travel expenses related to their duties as our directors.

On July 8, 2015, the Company entered into a Director Agreement with Board Chairman, Dr. Christopher Leatt, pursuant to which, as amended, in addition to his duties with the Company's Research and Development department, Dr. Leatt agreed to devote as much time as is necessary to perform the duties of a director of the Company, including duties as a member of any committees that he may be appointed to by the Board of Directors, including but not limited to assisting the Company with the development of business and new business strategies relating to the objectives of the Company, participation in the Company's investor relations activities, including road shows and shareholder communication activities, and participation in corporate strategy decisions of the Company. During the 2023 calendar, we paid Dr. Leatt a base fee of ZAR95,000 as compensation for his services, approved expenses for travel, medical and life insurance benefits and participation in the Company's Senior Executive Wellness Program, and the Company has agreed to indemnify him to the full extent allowed by law except where such indemnification is prohibited due to intentional misconduct, fraud or knowing violation of law. Effective January 1, 2024, Dr. Leatt's base fee increased to ZAR100,225 per month, and remainder of the compensation remained the same. Either party may terminate the Director Agreement at any time upon six months' written notice unless he resigns from his position or is removed by shareholders of the Company prior to such termination.

On March 29, 2016, the Board of Directors of the Company approved the grant to Dr. Leatt, of a 10-year option under the Company's 2011 Plan, to purchase 52,000 shares of the Company's common stock at an exercise price of $2.60 a share, 15,600 of which immediately vested. The initial option grant to Dr. Leatt had vesting scheduled for the remaining underlying shares on December 31, 2017 (30%), March 29, 2017 (20%) and March 29, 2018 (20%), however on November 22, 2016, the Company's board of directors modified the option award to push out the vesting period in line with the Company's expected 2016 fourth quarter performance. As a result of the modification, the option will now expire on March 28, 2026 and the December 31, 2017 vesting date was eliminated. The option to purchase 15,600 of the shares vested on March 29, 2017, and the remaining options to purchase 20,800 shares vested in two equal portions on March 29, 2018 and 2019, respectively. The foregoing modification did not affect the exercise price as the fair market value of the underlying shares on the initial grant date was the same as the fair market value on the modification date. This option to purchase 52,000 shares will expire on March 28, 2026. On August 24, 2017, the Board approved a grant to Dr. Leatt of another 10-year option to purchase 52,000 shares of common stock at an exercise price of $1.60 a share under the 2011 Plan, 20,800 of which vested on December 31, 2017, 15,600 of which vested on December 31, 2018, and the remaining 15,600 of which vested on December 31, 2019. This option to purchase 52,000 shares will expire on August 23, 2027. On February 25, 2019, the Board approved a grant to Dr. Leatt of another 10-year option to purchase 52,000 shares of common stock at an exercise price of $2.30 a share under the 2011 Plan, 15,600 (30%) of which vested on February 25, 2019, another 10,400 of which vested on February 25, 2020, and another 10,400 of which vested on February 25, 2021. The remaining 15,600 (30%) shares vested February 25, 2022. This option to purchase 52,000 shares will expire on February 24, 2029. On December 29, 2020, the Company's Board approved the award of 8,000 restricted shares of the Company's common stock to Dr. Leatt, pursuant to a Restricted Stock Award Agreement, under the Company's 2011 Plan. Sixty percent (4,800 shares) of the restricted stock vested immediately, on the date of the award, twenty percent (1,600 shares) vested on December 29, 2021, and the remaining 20% (1,600 shares) vested on December 29, 2022. On December 22, 2021, the Company's Board approved the award of 8,500 restricted shares of the Company's common stock to Dr. Leatt, pursuant to a Restricted Stock Award Agreement, under the Company's 2011 Plan, sixty percent (5,100 shares) of which vested on December 31, 2021, and the remaining 40% (3,400 shares) of which vested in equal parts on March 31, 2022, June 30, 2022, September 30, 2022 and December 31, 2022. On December 20, 2022, the Board approved the award of 6,800 restricted shares of the Company's common stock to Dr. Leatt, pursuant to a Restricted Stock Award Agreement, under the Company's 2011 Plan, all of which vested on December 31, 2022. On December 21, 2023, the Board approved the award of 51,000 restricted shares of the Company's common stock to Dr. Leatt, pursuant to a Restricted Stock Award Agreement, under the Company's 2011 Plan.On December 22, 2023, 2,250 Restricted Stock vested, 5,000 shall vest on December 22, 2024, 8,750 Restricted Stock shall vest on December 22, 2025, 10,000 Restricted Stock shall vest on December 22, 2026, 12,500 Restricted Stock shall vest on December 22, 2027, and lastly 12,500 Restricted Stock shall vest on December 22, 2028, provided, however, that one hundred percent (100%) of Grantee's nonvested Restricted Stock shall become fully vested upon a Change of Control (as defined in the Agreement).

On February 25, 2019, the Board approved a grant to Mr. Guzy of another 10-year option to purchase 15,000 shares of common stock at an exercise price of $2.30 a share under the 2011 Plan, 30% or 4,500 of which vested February 25, 2019. Options to purchase another 20% or 3,000 shares, vested on February 25, 2020, options to purchase another 20% or 3,000 shares, vested on February 25, 2021 and options to purchase the remaining 30% or 4,500 shares vested February 25, 2022. This option to purchase 15,000 shares will expire on February 24, 2029. On December 21, 2023, the Board approved the award of 1,000 restricted shares of the Company's common stock to Mr. Guzy, pursuant to a Restricted Stock Award Agreement, under the Company's 2011 Plan, all of which vested on December 22, 2023.

On December 21, 2023, the Board approved the award of 76,000 restricted shares of the Company's common stock to Mr. Macdonald, pursuant to a Restricted Stock Award Agreement, under the Company's 2011 Plan. On December 22, 2023, 2,875 Restricted Stock vested, 7,500 shall vest on December 22, 2024, 13,125 Restricted Stock shall vest on December 22, 2025, 15,000 Restricted Stock shall vest on December 22, 2026, 18,750 Restricted Stock shall vest on December 22, 2027, and lastly 18,750 Restricted Stock shall vest on December 22, 2028, provided, however, that one hundred percent (100%) of Grantee's nonvested Restricted Stock shall become fully vested upon a Change of Control (as defined in the Agreement).

Limitation of Liability and Indemnification

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

  The Company shall indemnify its directors to the fullest extent permitted by the NRS and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.
  The Company may at the discretion of the board of directors' purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Other than as disclosed herein, there is no pending litigation or proceeding involving any of our directors or executive officers to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 4, 2024, the stock ownership of (i) each of our executive officers and directors, (i) of all our executive officers and directors as a group, and (iii) of each person known by us to be a beneficial owner of 5% or more of our common stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power of such shares. No person listed below has any option, warrant or other right to acquire additional securities of the Company, except as may be otherwise noted. Unless otherwise specified, the address of each of the persons set forth below is in care of Leatt Corporation, 12 Kiepersol Drive, Atlas Gardens, Contermanskloof Road, Durbanville, Western Cape, South Africa, 7550.

Title of Class		Name & Address of Beneficial Owner	Office, If Any	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
Common Stock, $0.001 par value	Class A Voting Convertible Preferred Stock, $0.001 par value(1)
Officers and Directors
X	-	Dr. Christopher J. Leatt (4)	Founder, Innovation Officer and	2,011,164	31.57%
-	X		Chairman	96,000	80.00%
X	-	Jeffrey J. Guzy(5)	Director	71,717	1.15%
-	-	Sean Macdonald(6)	Chief Executive Officer, President and Director	290,684	4.68%
X	-	All officers and directors as a group (persons named above)		2,373,565	37.17%
-	X			96,000	80.00%
5% Shareholders
X	-	Jean-Pierre De Villiers(7)		388,762	6.25%
-	X			24,000	20.00%

________________

(1)

The Preferred Stock votes with the Common Stock at a vote of 100-for-one, subject to adjustments resulting from any future stock splits. The Preferred Stock has priority over the Common Stock in any liquidation preferences but no dividend rights (except as may be declared by the Board). The Common Stock has dividend rights in respect of any dividend distributions when and if declared and paid by the Company. The Common Stock has a claim to any liquidation distribution, subject to the priority claim of the Preferred Stock. No dividends have been paid to date on any securities. There are no other classes of equity securities authorized and issued.

(2)

Beneficial Ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission or "SEC" and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(3)

As of the date of this report and after giving effect to the Company's 1-for-25 reverse stock split effected on September 20, 2012 (the "Reverse Split"), the Company has 28,000,000 shares of common stock authorized with 6,215,440 shares issued and outstanding, and 1,120,000 shares of Preferred Stock authorized with 120,000 shares issued and outstanding. For each Beneficial Owner above, any options exercisable or restricted shares vesting within 60 days have been included in the denominator.

(4)

Represents (a) 1,850,157 shares of common stock directly held by Dr. Leatt and 5,007 shares of common stock held by members of his immediate family, (b) a vested option to purchase 52,000 shares of common stock at $2.60 per share which expires on March 28, 2026, (c) a vested option to purchase 52,000 shares of common stock at $1.60 per share which will expire on August 23, 2027, (d) a vested option to purchase 52,000 shares of common stock at $2.30 per share which will expire on February 24, 2029.

(5)	Represents (a) 56,717 shares of common stock directly held by Mr. Guzy, and (b) a vested option to purchase 15,000 shares of common stock at $2.30 per share which will expire on February 24, 2029.

(6)	Represents (a) 290,684 shares of common stock directly held by Mr. Macdonald.

(7)	Represents 366,950 shares of common stock directly held by Mr. De Villiers and 21,812 shares of common stock held by members of his immediate family.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the last fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under "Executive Compensation"). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

On March 1, 2006, the Company entered into a Licensing Agreement with Xceed Holdings (formerly, Leatt Brace Holdings), a South African company that is controlled by Dr. Leatt, the Company's Chairman, and by Mr. De Villiers until his resignation on August 29, 2006. Under the terms of the Licensing Agreement, we are obligated to pay Xceed Holdings 4% of neck brace sales revenue billed and received by us, on a quarterly basis based on sales of the previous quarter. During the years ended December 31, 2023, and 2022, the Company paid an aggregate of $124,061 and $243,822, in licensing fees to Xceed Holdings. In addition, pursuant to a separate license agreement between us and Mr. De Villiers, the Company is obligated to pay a royalty fee of 1% of all our billed and received neck brace sales revenue, in quarterly installments, based on sales of the previous quarter, to a trust that is beneficially owned and controlled by Mr. De Villiers. Royalties paid to Mr. De Villiers totaled $31,015 and $60,957 for the years ended December 31, 2023 and 2022, respectively.

On November 8, 2021, the Company entered into a consulting agreement with Innovation Services Limited, a Jersey limited company in which, Dr. Christopher Leatt, the Company's founder and chairman, is an indirect beneficiary. Pursuant to the terms of the agreement, Innovation has agreed to serve as the Company's exclusive research, development and marketing consultant, in exchange for a monthly fee; provided, however, that Dr. Leatt must remain an Innovation director and beneficiary of a majority of its ownership interests during the term of the agreement, and Dr. Leatt must remain the Company's primary point of contact responsible for the oversight, review and delivery of the services to be performed by Innovation under the agreement. From January 1 through June 30, 2023, the monthly fee payable by the Company to Innovation was $44,371, and commencing July 1, 2023, this monthly fee increased to $45,463. Innovation may increase its monthly fees, on an annual basis on written notice to the Company, by no greater than the lesser of: (a) five percent (5%) of the prior year's annualized fee; or (b) a percentage equal to then-applicable annual percentage increase in the Consumer Price Index (CPI) published by the United States Department of Labor's bureau of labor statistics, plus one-half percent (0.5%). The parties further agreed that all intellectual property generated in connection with the services provided under the consulting agreement will be the sole property of the Company. The term of the Consulting Agreement will continue unless terminated by either party in accordance with its terms. Either party may terminate the Consulting Agreement upon 6 months' prior written notice, except that the Company may immediately terminate it without notice if the services to be performed by Innovation cease to be performed by Dr. Leatt, if beneficial ownership in Innovation by Dr. Leatt's and his immediate family members decreases, or for any other material breach of the agreement. The parties have agreed to settle any dispute under the Consulting Agreement by submission to JAMS for final and binding arbitration pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. The Company also simultaneously entered into a side letter agreement, dated November 8, 2021, with Dr. Leatt, pursuant to which Dr. Leatt agreed, among other things: (1) not to perform services similar to the services provided under the agreement for any current or future, direct or indirect competitor of the Company or any similar company; (2) not to solicit any current or future employees of the Company for employment with Innovation or any other entity with which he may become affiliated, or to contact or solicit any current or future stockholder or investor of the Company in connection with any matter that is not directly related to the ongoing or future business operations of the Company; and (3) that he will apprise the Company of any business opportunity that he becomes aware of that could benefit the Company so that the Company, can in its sole discretion, make a determination regarding whether to pursue such opportunity in the best interest of the Company and its stockholders. Dr. Leatt further agreed to continue dedicating a majority of his time on matters related to performance of his duties as a director of the Company and to the fulfillment of his obligations to the Company's research and development efforts under the consulting agreement, and the Company will have the right to adjust the amount of the fees payable under the consulting agreement to the extent of any substantial diminution in his fulfillment of such duties and obligations. The foregoing agreements replaced prior agreements in force from June 2018 to November 2021, among the Company, Dr. Leatt and Innovate Services Limited, a Seychelles company, beneficially owned by Dr. Leatt, that wound up operations. During the years ended December 31, 2023 and 2022, the Company recognized an aggregate of $538,001 and $519,468, respectively, in consulting fees to Innovation.

Except as set forth in our discussion above, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

As we increase the size of our board of directors to include additional independent directors, we expect to prepare and adopt a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of "related-persons transactions." For purposes of our policy only, a "related-person transaction" will be a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person will not be covered by this policy. A related person will be any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

We anticipate that, where a transaction has been identified as a related-person transaction, the policy will require management to present information regarding the proposed related-person transaction to our audit committee (or, where approval by our audit committee would be inappropriate, to another independent body of our board of directors) for consideration and approval or ratification. Management's presentation will be expected to include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available.

To identify related-person transactions in advance, we are expected to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our board of directors will take into account the relevant available facts and circumstances including, but not limited to:

• the risks, costs and benefits to us;

• the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

• the terms of the transaction;

• the availability of other sources for comparable services or products; and

• the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

We also expect that the policy will require any interested director to excuse himself from deliberations and approval of the transaction in which the interested director is involved.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

Our Board of Directors has determined that our director, Mr. Jeffrey Guzy, is an independent director, as the term "independent" is defined by the rules of the Nasdaq Stock Market.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects our executive officers, delegates authority for the conduct of our day-to-day operations to those officers and monitors their performance. Members of the Board keep themselves informed of our business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

There are currently three directors serving on the Board. At the Annual Meeting, three directors will be elected. The individuals who have been nominated for election to the Board at the Annual Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a director. The four nominees for election as directors are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the Annual Meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

The Board of Directors recommends a vote FOR the election of the nominees listed below.

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position with the Company	Term as Director
Dr. Christopher J. Leatt	55	Chairman of the Board	March 2005 - Present
Sean Macdonald	46	Director	November 2010 - Present
Jeffrey J. Guzy	72	Director	April 2007 - Present

Director Qualifications, Attributes, Skills and Experience Represented on the Board

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the board as a whole, in light of our current needs and business priorities. The Board believes that each director is a recognized person of high integrity with a proven record of success in his or her field. Each director demonstrates innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to the business and operations of the Company. In addition to the foregoing qualifications, the Board has assessed the intangible qualities including the director's ability to ask difficult questions and, simultaneously, to work collegially. The Board also considers diversity of age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Set forth below is a tabular disclosure summarizing some of the specific qualifications, attributes, skills, and experiences of our directors.

Name	Title	Qualifications
Dr. Christopher James Leatt	Founder, Chairman and Head of Research & Development	•	Dr. Leatt holds a Bachelor of Medicine and Bachelor of Surgery Degree and is the inventor of the Leatt Brace® and the Founder of the Company.

		•	He supports the Company's research and development department and has an intimate knowledge of the Company's innovative products.

		•	He contributes invaluable long-term knowledge of the Company's business and operations and extensive experience in the industry.

Sean Macdonald	CEO, CFO, President and Director	•	Mr. Macdonald is a registered Chartered Accountant and holds a Bachelor of Commerce Degree in Finance and Information Systems and a Post-Graduate Diploma in Accounting.

		•	His invaluable experience in finance and accounting provides insight for the implementation of effective operational, financial and strategic leadership of the Company.
Jeffrey Joseph Guzy	Director	•

Through his MBA in Strategic Planning & Management and his knowledge of U.S. capital markets, Mr. Guzy provides invaluable guidance and perspective to the Board.

He has also served as the Company's President and has invaluable long-term knowledge of the Company's business and operations.

General Information

For information as to the shares of the Common Stock held by each nominee, see "Security Ownership of Certain Beneficial Owners and Management," above.

See "Directors and Executive Officers" above for biographical summaries for each of our director nominees.

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board or executive officer is related to any other nominee, member of the Board or executive officer.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Fitzgerald & Co, CPAs, P.C. ("Fitzgerald") to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2024.  Fitzgerald was the Company's independent registered public accounting firm for the year ended December 31, 2023.

We are asking our stockholders to ratify the selection of Fitzgerald as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Fitzgerald to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment.

The Company has been advised by Fitzgerald that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent registered public accounting firms and their clients during the last year. Representatives of Fitzgerald are expected to attend the Annual Meeting with the opportunity to make a statement and/or respond to appropriate questions from shareholders present at the Annual Meeting.

Services and Fees of Independent Public Accounting Firms

The following is a summary of the fees billed to the Company for professional services rendered for the fiscal years ended December 31, 2023 and 2022.

	Year Ended December 31,
	2023	2022
Audit Fees	$225,500	$175,000
Audit-Related Fees	24,000	19,820
Tax Fees	17,690	14,600
Other fees	72	50
TOTAL	$267,262	$209,470

"Audit Fees" consisted of fees billed for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our Form 10-K and 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

"Audit-Related Fees" consisted of fees billed for assurance and related services by the principal accountant that were reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned "Audit Fees" above.

"Tax Fees" consisted of fees billed for professional services rendered by the principal accountant for tax returns preparation.

"All Other Fees" consisted of fees billed for products and services provided by the principal accountant, other than the services reported above under other captions of this section.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by our auditors must be approved in advance by our board of directors to assure that such services do not impair the auditors' independence from us. In accordance with its policies and procedures, our board of directors pre-approved the audit and non-audit services performed by Fitzgerald & Co, CPAs, P.C. for our financial statements as of and for the year ended December 31, 2024.

The Board of Directors recommends a vote FOR ratification of the selection of Fitzgerald as the Company's independent registered public accounting firm for the year ending December 31, 2024.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year's annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary of Leatt Corporation at Suite 109, Private Bag X3, Bloubergrant, 7443, Western Cape, South Africa, no later than the close of business on December 31, 2024. A proposal which is received after that date, or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Stockholder proposals to be brought before the 2024 Annual Meeting, made outside the Rule 14a-8 processes, must be submitted to the Company pursuant to Rule 14a-8, no later than December 31, 2024, or will be considered untimely and entitle the Company to discretionary voting under Rule 14a-4.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent year. Such written requests should be directed to Leatt Corporation, c/o Corporate Secretary, Suite 109, Private Bag X3, Bloubergrant, 7443, Western Cape, South Africa. A copy of our Annual Report on Form 10-K is also made available on our website at http://www.leatt-corp.com after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Annual Meeting other than the election of directors, and the ratification of the appointment of the independent public accounting firm of the Company. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

May 7, 2024	By Order of the Board of Directors

/s/ Lara-Jane Pretorius
Lara-Jane Pretorius
Corporate Secretary

LEATT CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – JUNE 21, 2024, AT 10AM LOCAL TIME

CONTROL ID:
REQUEST ID:

The undersigned stockholder of Leatt Corporation, a Nevada corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 7, 2024, and hereby constitutes and appoints Sean Macdonald and Lara-Jane Pretorius, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote, as designed below and with the same force and effect as the undersigned, all shares of the Company's Common Stock which the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders to be held on June 21, 2024, and at any adjournment or postponement thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/LEAT
PHONE:	1-866-752-VOTE(8683)

Please ensure you fold then detach and retain this portion of this Proxy

ANNUAL MEETING OF THE STOCKHOLDERS OF LEATT CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF THE STOCKHOLDERS OF
LEATT CORPORATION

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1 →	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	
Elect Directors from the nominees listed below:	☐	☐		
Dr. Christopher J. Leatt			☐	
Sean Macdonald			☐	**CONTROL ID:**
Jeffrey Joseph. Guzy			☐	**REQUEST ID:**

Proposal 2 →	FOR	AGAINST	ABSTAIN
Ratify the appointment of Fitzgerald as the Company's independent public accounting firm for the year ending December 31, 2024.	☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

HIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, AND FOR RATIFICATION OF THE SELECTION OF FITZGERALD AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ______________________, 2024

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)